Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS THIRD QUARTER 2024 RESULTS

Q3 FINANCIAL HIGHLIGHTS
▪Net income: $45.1 million
▪Same-Property Total RevPAR Growth: Increased 2.7% vs. Q3 2023, with urban properties improving 2.7% and resort properties growing 2.5%
▪Same-Property Hotel EBITDA: $110.8 million, down $1.1 million, or 1.0%, vs. Q3 2023
▪Adjusted EBITDAre: $112.2 million, down by $3.8 million, or 3.3%, vs. Q3 2023
▪Adjusted FFO per diluted share: $0.59, decreasing 3.3% from Q3 2023
▪Unexpected Insurance Proceeds: Adjusted EBITDAre and FFO include $7.1 million from business interruption insurance proceeds, which were not included in the Company’s prior outlook

HOTEL OPERATING TRENDS
▪Increased Urban and Resort Occupancies in Q3: Urban Same-Property Occupancy rose 3.7%, driven by strong performance in Chicago, San Diego, Boston and Portland. Resort Same-Property Occupancy saw a robust 5.9% increase, bolstered by higher weekday business group demand and improving weekend leisure travel.
▪Reduced Q3 Performance from Hurricanes Debby and Helene: Same-Property Total Revenues and Hotel EBITDA decreased by $1.2 million, and Adjusted EBITDA by $1.5 million, resulting in a 30-basis-point reduction in Same-Property Total RevPAR growth and a 25-basis-point decrease in Same-Property RevPAR growth.

PORTFOLIO UPDATES & BALANCE SHEET
▪Hyatt Centric Delfina Santa Monica Rebrand: Following the rebrand on September 18, 2024, a $16 million property refresh commenced in November 2024 to enhance the guest experience.
▪$400 Million Senior Notes Issuance: On October 3, 2024, $400 million of 6.375%, 5-year senior unsecured notes were issued with $353.3 million of the net proceeds used to pay down existing term loans.
▪Extended $787 Million of Debt Maturities and Improved Liquidity: On November 1, 2024, the Company extended $787 million of its term loans and credit facilities. Pebblebrook now has no significant debt maturities until December 2026.

2024 OUTLOOK
▪Net loss: ($19.4) to ($15.4) million
▪Same-Property RevPAR Growth Rate: +1.25% to +1.65% (midpoint down 30 bps)
▪Adjusted EBITDAre: $346.0 to $350.0 million (midpoint decreased $7.5 million)
▪Adjusted FFO per diluted share: $1.57 to $1.60 (midpoint decreased $0.04)
▪Hurricane Impact on Outlook: The updated 2024 Outlook incorporates an anticipated 30 basis point negative impact to Same-Property RevPAR growth, an $11.5 million reduction in Adjusted EBITDAre and a ($0.10) impact to Adjusted FFO per diluted share, driven by operational disruptions and cancellations from Hurricane Milton and other recent named storms. A substantial portion of these losses are expected to be mitigated through business interruption insurance proceeds.

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Third-quarter demand was in line with our outlook, despite the challenges posed by Hurricanes Debby and Helene disrupting all our resorts in the southeast. This solid performance underscores the continuing recovery of business group, business transient, and leisure demand across our urban and resort locations. Our resorts demonstrated exceptional resilience, achieving strong gains in both occupancy and market share, largely as a result of our recent strategic redevelopment investments.

‘In the third quarter, we remained intensely focused on achieving sustainable cost reductions and operational efficiencies across our portfolio, collaborating closely with our operators to implement new technologies and best practices. As a result, our Same-Property Total Expenses increased by just 4.3%, while costs per occupied room remained flat year-over-year, and declined when excluding fixed expenses. We are very pleased with the significant positive impact these efforts have had on our bottom-line performance.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Third Quarter and Year-to-Date Highlights

	Third Quarter			Nine Months Ended September 30,
Same-Property and Corporate Highlights	2024	2023	Var	2024	2023	Var
	($ in millions except RevPAR and per share data)

Net income (loss)(1)	$45.1	($56.5)	NM	$49.9	($32.3)	NM
Same-Property RevPAR(2)	$240	$235	2.2%	$219	$215	1.8%
Same-Property Room Revenues(2)	$259.6	$253.8	2.3%	$695.2	$679.7	2.3%
Same-Property Total Revenues(2)	$393.7	$383.0	2.8%	$1,061.6	$1,034.4	2.6%
Same-Property Total Expenses(2)	$282.9	$271.1	4.3%	$773.7	$753.7	2.7%
Same-Property EBITDA(2)	$110.8	$111.9	(1.0%)	$287.8	$280.8	2.5%
Adjusted EBITDAre(2)	$112.2	$116.1	(3.3%)	$296.5	$293.1	1.2%
Adjusted FFO(2)	$71.7	$74.1	(3.3%)	$180.4	$172.2	4.8%
Adjusted FFO per diluted share(2)	$0.59	$0.61	(3.3%)	$1.49	$1.39	7.2%

	2024 Monthly Results
Same-Property Portfolio Highlights(3)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
	($ in millions except RevPAR)

Occupancy	51%	63%	70%	73%	76%	81%	80%	79%	77%
ADR	$295	$294	$307	$303	$310	$302	$313	$292	$314
RevPAR	$151	$184	$215	$220	$236	$244	$249	$230	$242
Total Revenues	$84.8	$94.9	$115.4	$115.4	$129.8	$127.5	$135.8	$126.4	$131.4
Total Revenues vs. ‘23	6%	3%	0%	(1%)	7%	2%	2%	6%	1%
Hotel EBITDA	$8.1	$19.1	$32.5	$31.0	$47.3	$38.9	$40.4	$32.6	$37.8

NM = Not Meaningful

(1)The Company recorded a $27.0 million deferred tax benefit in the third quarter of 2024 for the release of income tax valuation allowance.

(2)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO and Adjusted FFO per diluted share.

(3)Includes information for all the hotels the Company owned as of September 30, 2024, except for the following:
■LaPlaya Beach Resort & Club is excluded from Jan - Sep
■Newport Harbor Island Resort is excluded from Jan - Jun

"Same Property Total RevPAR rose by 2.7%, driven by higher occupancy rates and continued robust out-of-room spending across our urban properties and resorts,” noted Mr. Bortz. “Our year-over-year growth has been strongly supported by the group segment, with group revenues up over 11% in Q3 and nearly 7% year-to-date. We expect continued occupancy growth, propelled by sustained demand from both business and leisure travelers, despite concerns about the macroeconomic environment and presidential election.”
Update on Impact from Named Storms
On September 26, 2024, Hurricane Helene impacted the Company’s 189-room LaPlaya Beach Resort & Club (“LaPlaya”), resulting in the closure of the Beach House building -- which contains 79 guestrooms -- due to ground-floor water infiltration. The adjacent pool complex was also adversely affected and closed. Subsequently, on October 9, 2024, Hurricane Milton further impacted the resort, leading to a temporary closure of the entire resort.

Demonstrating Pebblebrook’s commitment to resilience and rapid recovery, LaPlaya’s Gulf Tower (70 rooms) and Bay Tower (40 rooms) reopened on November 1, 2024, along with BALEEN Naples and the members-only Beach Club restaurant. The Company currently anticipates that the pool complex will reopen later this year, and the Beach House will partially reopen in the coming months and be largely operational by the end of Q1 2025, all subject to local governmental approvals. The Company currently expects repair costs to be immaterial and believes that property, flood, and business interruption insurance—net of deductibles—will substantially mitigate the financial impact.

The Company’s previous outlook projected LaPlaya to generate $24 million in Hotel EBITDA for 2024. Following the impact of Hurricanes Helene and Milton, this anticipated contribution has been revised to $18.7 million for 2024, with fourth quarter expectations reduced to $0.9 million. This reflects a decrease of $5.3 million compared to the prior outlook, although the total estimated disruption for LaPlaya from recent hurricanes is approximately $7.8 million based on updated performance expectations since the prior outlook. It is important to note that LaPlaya is excluded from Same-Property results for both 2024 and 2023, so these adjustments do not affect Same-Property Hotel Revenue and EBITDA metrics. However, the estimated impact does affect the Company’s Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per diluted share.

Pebblebrook’s other resorts in southern Florida and southern Georgia remain fully operational and sustained no material property damage from the recent named storms. However, these properties, along with LaPlaya, experienced considerable cancellations and reduced booking volumes both before and after the storms, affecting operating performance in the third and fourth quarters. The Company has factored these impacts into the revised 2024 Outlook.

Regarding insurance claims from Hurricane Ian, Pebblebrook recorded $7.1 million in business interruption (“BI”) insurance proceeds in Q3 2024, of which $2.7 million had been expected and included in the Company’s Outlook for the fourth quarter. The Company’s prior Outlook did not anticipate any BI insurance proceeds for the third quarter. Year-to-date, Pebblebrook has recorded $18.3 million in BI insurance income from Hurricane Ian, with no additional BI insurance income from Hurricane Ian expected in Q4 2024.
Conversion of Hyatt Centric Delfina Santa Monica
The Company completed a reflag of the 315-room Hyatt Centric Delfina Santa Monica on September 18, 2024. This exciting conversion includes an approximate $16.0 million property refresh, which commenced in November 2024 and is expected to be completed in the first quarter of 2025. Hyatt is providing key money, offsetting a majority of the capital for the property refresh. The property’s performance in September was meaningfully affected by the disruption caused by the brand change, and this impact has continued into the fourth quarter as the customer base transitions to the new brand. This negative trend is expected to reverse as the property refresh is completed in the first quarter and as Hyatt and the property team ramp up sales and marketing efforts.
Capital Investments and Strategic Property Redevelopments
During the third quarter, the Company completed $14.0 million of capital investments throughout its portfolio, excluding capital expenditures related to the repair and rebuilding of LaPlaya. This includes capital related to the reflagging and refresh of Hyatt Centric Delfina Santa Monica.

The Company has substantially completed its last major property redevelopments, with the exception of the potential redevelopment and conversion of Paradise Point Resort to a Margaritaville Island Resort. With the completion of these significant investments, virtually all of the Company's properties have undergone recent major redevelopments or renovations. This marks a transition to a period of significantly reduced capital investments planned for the next few years. The Company expects it will invest a total of $90 to $95 million in the portfolio in 2024, net of key money.

Since 2018, the Company has reinvested approximately $523 million in transforming its hotels and resorts, with over $284 million directed towards return on investment (“ROI”)-generating investments, as part of the Company’s broader strategic redevelopment program. These investments have predominantly involved major overhauls and strategic repositionings, elevating the Company's properties to superior standards, by adding and enhancing amenities and other revenue and profit-generating facilities, including remerchandising existing indoor and outdoor facilities. These ROI-focused projects are anticipated to yield substantial returns and significant future organic growth, aligning with the outcomes of past redevelopment and repositioning initiatives completed by the Company.

Common Share Repurchases
In the third quarter of 2024, the Company repurchased 808,986 common shares at an average price of $12.35 per share. On a cumulative basis since October 2022, the Company has repurchased over 12 million common shares, or approximately 9% of the Company’s outstanding common shares, at an average price of $14.40 per share, representing a roughly 50% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”) per share.
Balance Sheet
On October 3, 2024, Pebblebrook issued $400 million of 6.375% Senior Notes due October 2029. The proceeds from the sale of these notes were used to pay down $353.3 million across three term loans: $43.3 million on the 2024 term loan, $210 million on the 2025 term loan, and $100 million on the 2027 term loan.

On November 1, 2024, the Company extended $185.2 million of its remaining $200 million 2025 term loan from October 2025 to January 2029, and extended the maturity of $602 million of its $650 million senior unsecured revolving credit facility from October 2027 to October 2029.

Year-to-date, the Company has successfully executed $1.5 billion in debt financings and extensions.

Following these refinancings, the Company has no meaningful debt maturities until December 2026, and the weighted-average maturity of the Company’s debt is approximately 3.2 years. The Company’s current $2.3 billion of consolidated debt and convertible notes is well-structured, with an estimated effective weighted-average interest rate of 4.3%. Approximately 91% of the combined debt and convertible notes is fixed at an estimated effective weighted-average interest rate of 4.0%, while the remaining 9% is floating at an estimated weighted-average interest rate of 6.9%. In addition, 91% of the Company’s outstanding debt is unsecured.

As of November 1, 2024, the Company had approximately $175.0 million in cash, cash equivalents and restricted cash, plus $636.3 million of undrawn availability on its $650 million senior unsecured revolving credit facility.
Common and Preferred Dividends
On September 13, 2024, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of September 30, 2024, Curator had 101 member hotels and resorts and 117 master service agreements with preferred vendor partners. The master service agreements provide Curator member hotels, including Pebblebrook hotels, with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to support lifestyle hotels and resorts through its best-in-class operating agreements, services and technology, while helping properties amplify their independent brands and what makes them unique.

2024 Outlook
The Company's 2024 Outlook, which does not assume any acquisitions or dispositions, incorporates planned capital investments and key assumptions, including an estimated $18.3 million in BI insurance proceeds and $18.7 million of Hotel EBITDA related to LaPlaya, which is incorporated into Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per diluted share, but does not impact Same-Property Hotel EBITDA. The Company’s 2024 Outlook also takes into account its best estimate of the impact of Hurricane Milton and other named storms on the operating performance of its southeast resorts. This forecast assumes stable travel conditions, unaffected by pandemics, any further major weather events, federal shutdowns or deteriorating macro-economic factors.

	2024 Outlook		Variance to Prior Outlook		Impact from Named Storms		Variance from Other Impact
($ in millions, except per share data)	As of 11/07/24		As of 7/24/24
	Low	High	Low	High	Low	High	Low	High
Net income (loss)	($19.4)	($15.4)	($6.4)	($11.4)	($11.5)	($11.5)	$5.1	$0.1
Adjusted EBITDAre	$346.0	$350.0	($5.0)	($10.0)	($11.5)	($11.5)	$6.5	$1.5
Adjusted FFO	$190.0	$194.0	($3.5)	($8.5)	($11.5)	($11.5)	$8.0	$3.0
Adjusted FFO per diluted share	$1.57	$1.60	($0.02)	($0.07)	($0.10)	($0.10)	$0.08	$0.03

This 2024 Outlook is based, in part, on the following estimates and assumptions:

	2024 Outlook		Variance to Prior Outlook		Impact from Named Storms		Variance from Other Impact
($ in millions)	As of 11/07/24		As of 7/24/24
	Low	High	Low	High	Low	High	Low	High
US Hotel Industry RevPAR vs. ‘23	1.0%	1.5%	0.25%	(0.25%)			0.25%	(0.25%)
Same-Property RevPAR vs. ‘23	1.25%	1.65%	0.0%	(0.6%)	(0.3%)	(0.3%)	0.3%	(0.3%)

Same-Property Total Revenues vs. ‘23	2.0%	2.4%	(0.4%)	(1.0%)	(0.3%)	(0.3%)	(0.1%)	(0.7%)
Same-Property Total Expenses vs. ‘23	2.75%	3.0%	(0.2%)	(0.4%)	(0.1%)	(0.1%)	(0.1%)	(0.3%)

Same-Property Hotel EBITDA	$346.0	$350.0	($4.1)	($9.1)	($3.7)	($3.7)	($0.4)	($5.4)
Same-Property Hotel EBITDA vs. ‘23	(0.4%)	0.8%	(1.2%)	(2.6%)	(1.1%)	(1.1%)	(0.1%)	(1.5%)

The Company’s Q4 2024 outlook is as follows:

	2024 Outlook		Variance to Prior Outlook		Impact from Named Storms		Variance from Other Impact
($ in millions, except per share data)	As of 11/07/24		As of 7/24/24
	Low	High	Low	High	Low	High	Low	High
Net income (loss)	($42.3)	($38.3)	($16.9)	($16.9)	($10.0)	($10.0)	($6.9)	($6.9)
Adjusted EBITDAre	$49.5	$53.5	($16.0)	($16.0)	($10.0)	($10.0)	($6.0)	($6.0)
Adjusted FFO	$9.6	$13.6	($15.6)	($15.6)	($10.0)	($10.0)	($5.6)	($5.6)
Adjusted FFO per diluted share	$0.08	$0.11	($0.13)	($0.13)	($0.08)	($0.08)	($0.05)	($0.05)

This Q4 2024 Outlook is based, in part, on the following estimates and assumptions:
	2024 Outlook		Variance to Prior Outlook		Impact from Named Storms		Variance from Other Impact
($ in millions, except RevPAR)	As of 11/07/24		As of 7/24/24
	Low	High	Low	High	Low	High	Low	High
Same-Property RevPAR	$188	$192	($3)	($2)	($2)	($2)	($1)	$0
Same-Property RevPAR vs. ‘23	(1.0%)	1.0%	(1.8%)	(1.3%)	(1.0%)	(1.0%)	(0.8%)	(0.3%)

Same-Property Total Revenues vs. ‘23	(0.25)%	1.75%	(2.9)%	(2.3)%	(1.0)%	(1.0)%	(1.9)%	(1.3)%
Same-Property Total Expenses vs. ‘23	3.0%	4.0%	(0.9)%	(0.2)%	(0.2)%	(0.2)%	(0.7)%	0.0%

Same-Property Hotel EBITDA	$58.2	$62.2	($6.9)	($6.9)	($2.5)	($2.5)	($4.4)	($4.4)
Same-Property Hotel EBITDA vs. ‘23	(12.6%)	(6.6%)	(10.4%)	(10.4%)	(3.8%)	(3.8%)	(6.6%)	(6.6%)

Third Quarter 2024 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, November 8, 2024, beginning at 10:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of business interruption insurance proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of November 7, 2024. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,400,440	$5,490,776
Cash and cash equivalents	133,965	183,747
Restricted cash	10,292	9,894
Hotel receivables (net of allowance for doubtful accounts of $428 and $689, respectively)	61,039	43,912
Prepaid expenses and other assets	116,841	96,644
Total assets	$5,722,577	$5,824,973

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,263,254	1,375,004
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	747,954	747,262
Senior unsecured notes, net of unamortized deferred financing costs	2,397	2,395
Mortgage loans, net of unamortized debt discount and deferred financing costs	194,109	195,140
Accounts payable, accrued expenses and other liabilities	243,904	238,644
Lease liabilities - operating leases	320,714	320,617
Deferred revenues	86,878	76,874
Accrued interest	9,612	6,830
Distribution payable	11,857	11,862
Total liabilities	2,880,679	2,974,628
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $690,000 at September 30, 2024 and December 31, 2023), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	276	276
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 119,285,394 shares issued and outstanding at September 30, 2024 and 120,191,349 shares issued and outstanding at December 31, 2023	1,193	1,202
Additional paid-in capital	4,069,808	4,078,912
Accumulated other comprehensive income (loss)	11,263	24,374
Distributions in excess of retained earnings	(1,330,539)	(1,341,264)
Total shareholders' equity	2,752,001	2,763,500
Non-controlling interests	89,897	86,845
Total equity	2,841,898	2,850,345
Total liabilities and equity	$5,722,577	$5,824,973

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenues:
Room	$262,755	$259,397	$714,633	$706,705
Food and beverage	95,998	91,661	278,613	261,172
Other operating	45,777	44,741	122,463	117,984
Total revenues	$404,530	$395,799	$1,115,709	$1,085,861

Expenses:
Hotel operating expenses:
Room	$68,721	$68,065	$188,747	$189,179
Food and beverage	71,346	69,091	203,281	196,748
Other direct and indirect	116,953	112,596	328,705	324,164
Total hotel operating expenses	257,020	249,752	720,733	710,091
Depreciation and amortization	57,546	63,272	172,051	179,598
Real estate taxes, personal property taxes, property insurance, and ground rent	35,274	32,905	92,681	91,380
General and administrative	11,814	11,549	35,937	32,739
Impairment	1,908	71,416	1,908	71,416
(Gain) loss on sale of hotel properties	—	—	—	(30,219)
Business interruption insurance income	(7,059)	(10,881)	(18,340)	(32,985)
Other operating expenses	963	3,829	4,083	9,876
Total operating expenses	357,466	421,842	1,009,053	1,031,896
Operating income (loss)	47,064	(26,043)	106,656	53,965
Interest expense	(27,925)	(31,022)	(82,285)	(87,996)
Other	793	1,403	1,336	2,538
Income (loss) before income taxes	19,932	(55,662)	25,707	(31,493)
Income tax (expense) benefit	25,213	(822)	24,157	(853)
Net income (loss)	45,145	(56,484)	49,864	(32,346)
Net income (loss) attributable to non-controlling interests	1,488	658	3,621	2,999
Net income (loss) attributable to the Company	43,657	(57,142)	46,243	(35,345)
Distributions to preferred shareholders	(10,631)	(10,988)	(31,894)	(32,963)
Net income (loss) attributable to common shareholders	$33,026	$(68,130)	$14,349	$(68,308)

Net income (loss) per share available to common shareholders, basic	$0.27	$(0.57)	$0.12	$(0.56)
Net income (loss) per share available to common shareholders, diluted	$0.24	$(0.57)	$0.12	$(0.56)

Weighted-average number of common shares, basic	119,640,463	120,057,744	119,938,931	122,394,293
Weighted-average number of common shares, diluted	149,351,866	120,057,744	120,367,351	122,394,293

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Amortization of share-based compensation expense and hurricane-related costs: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net income (loss)	$45,145	$(56,484)	$49,864	$(32,346)
Adjustments:
Real estate depreciation and amortization	57,466	63,186	171,807	179,341
Gain on sale of hotel properties	—	—	—	(30,219)
Impairment	1,908	71,416	1,908	71,416
FFO	$104,519	$78,118	$223,579	$188,192
Distribution to preferred shareholders and unit holders	(11,795)	(12,152)	(35,386)	(36,455)
FFO available to common share and unit holders	$92,724	$65,966	$188,193	$151,737
Transaction costs	—	273	44	583
Non-cash ground rent	1,868	1,901	5,613	5,712
Management/franchise contract transition costs	28	(1)	72	210
Interest expense adjustment for acquired liabilities	259	403	890	1,487
Finance lease adjustment	750	740	2,242	2,210
Non-cash amortization of acquired intangibles	(482)	(482)	(1,445)	(5,013)
Early extinguishment of debt	—	1,004	1,534	1,004
Amortization of share-based compensation expense	3,500	3,321	10,083	9,232
Hurricane-related costs	—	991	183	5,058
Deferred tax provision (benefit)	(26,976)	—	(26,976)	—
Adjusted FFO available to common share and unit holders	$71,671	$74,116	$180,433	$172,220

FFO per common share - basic	$0.77	$0.54	$1.56	$1.23
FFO per common share - diluted	$0.77	$0.54	$1.55	$1.23
Adjusted FFO per common share - basic	$0.59	$0.61	$1.49	$1.40
Adjusted FFO per common share - diluted	$0.59	$0.61	$1.49	$1.39

Weighted-average number of basic common shares and units	120,651,591	121,066,124	120,950,059	123,402,673
Weighted-average number of fully diluted common shares and units	120,921,819	121,240,662	121,378,479	123,719,181

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Net income (loss)	$45,145	$(56,484)	$49,864	$(32,346)
Adjustments:
Interest expense	27,925	31,022	82,285	87,996
Income tax expense (benefit)	(25,213)	822	(24,157)	853
Depreciation and amortization	57,546	63,272	172,051	179,598
EBITDA	$105,403	$38,632	$280,043	$236,101
Gain on sale of hotel properties	—	—	—	(30,219)
Impairment	1,908	71,416	1,908	71,416
EBITDAre	$107,311	$110,048	$281,951	$277,298
Transaction costs	—	273	44	583
Non-cash ground rent	1,868	1,901	5,613	5,712
Management/franchise contract transition costs	28	(1)	72	210
Non-cash amortization of acquired intangibles	(482)	(482)	(1,445)	(5,013)
Amortization of share-based compensation expense	3,500	3,321	10,083	9,232
Hurricane-related costs	—	991	183	5,058
Adjusted EBITDAre	$112,225	$116,051	$296,501	$293,080

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2024 and Full Year 2024 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending December 31, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$(42)	$(38)	$(19)	$(15)
Adjustments:
Real estate depreciation and amortization	57	57	229	229
Impairment	—	—	2	2
FFO	$15	$19	$212	$216
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$3	$7	$165	$169
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	14	14
Other	1	1	3	3
Adjusted FFO available to common share and unit holders	$10	$14	$190	$194

FFO per common share - diluted	$0.02	$0.06	$1.36	$1.40
Adjusted FFO per common share - diluted	$0.08	$0.11	$1.57	$1.60

Weighted-average number of fully diluted common shares and units	120.6	120.6	121.1	121.1

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q4 2024 and Full Year 2024 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending December 31, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$(42)	$(38)	$(19)	$(15)
Adjustments:
Interest expense and income tax expense	29	29	114	114
Depreciation and amortization	57	57	229	229
EBITDA	$44	$48	$324	$328
Impairment	—	—	2	2
EBITDAre	$44	$48	$326	$330
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	14	14
Other	—	—	(2)	(2)
Adjusted EBITDAre	$50	$54	$346	$350

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Same-Property Occupancy	78.5%	75.4%	72.2%	69.6%
2024 vs. 2023 Increase/(Decrease)	4.1%		3.7%

Same-Property ADR	$306.03	$312.05	$303.78	$309.42
2024 vs. 2023 Increase/(Decrease)	(1.9%)		(1.8%)

Same-Property RevPAR	$240.28	$235.16	$219.30	$215.39
2024 vs. 2023 Increase/(Decrease)	2.2%		1.8%

Same-Property Total RevPAR	$364.36	$354.87	$334.88	$327.81
2024 vs. 2023 Increase/(Decrease)	2.7%		2.2%

Notes:
For the three months ended September 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, and Q3 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended September 30,	Nine months ended September 30,
	2024	2024
Same-Property RevPAR variance to 2023:
Chicago	18.1%	6.6%
Other Resort Markets	7.5%	5.7%
San Diego	6.3%	8.6%
Boston	5.2%	5.1%
Portland	4.7%	(14.2%)
Washington DC	(0.9%)	3.2%
Los Angeles	(4.6%)	(2.5%)
Southern Florida/Georgia	(5.2%)	(4.6%)
San Francisco	(9.4%)	(4.1%)

Urban	2.7%	3.1%
Resorts	0.8%	(1.4%)
Notes:
For the three months ended September 30, 2024, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2024, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, and Q3 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

"Other Resort Markets" includes:
  • Q1 and Q2: Columbia River Gorge, WA and Santa Cruz, CA
  • Q3: Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Same-Property Revenues:
Room	$259,610	$253,814	$695,181	$679,664
Food and beverage	93,024	89,138	258,407	250,087
Other	41,035	40,071	107,973	104,670
Total hotel revenues	393,669	383,023	1,061,561	1,034,421

Same-Property Expenses:
Room	$67,988	$66,357	$185,063	$180,646
Food and beverage	68,908	66,673	190,442	185,090
Other direct	8,807	8,899	23,978	24,747
General and administrative	30,721	29,574	86,681	84,783
Information and telecommunication systems	5,317	5,172	15,436	15,099
Sales and marketing	28,138	27,137	80,259	77,311
Management fees	11,913	11,257	30,744	29,999
Property operations and maintenance	13,844	13,563	39,407	38,999
Energy and utilities	12,031	11,316	32,423	30,313
Property taxes	17,513	14,933	43,368	43,865
Other fixed expenses	17,671	16,227	45,917	42,812
Total hotel expenses	282,851	271,108	773,718	753,664

Same-Property EBITDA	$110,818	$111,915	$287,843	$280,757

Same-Property EBITDA Margin	28.2%	29.2%	27.1%	27.1%

Notes:
For the three months ended September 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.

For the nine months ended September 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1, Q2, and Q3 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023

Occupancy	59%	73%	75%	64%	68%
ADR	$303	$312	$312	$296	$306
RevPAR	$177	$229	$235	$188	$208

Hotel Revenues	$290.2	$372.1	$383.0	$320.3	$1,365.7
Hotel EBITDA	$59.1	$110.5	$111.9	$67.7	$349.1
Hotel EBITDA Margin	20.4%	29.7%	29.2%	21.1%	25.6%

	First Quarter	Second Quarter	Third Quarter
	2024	2024	2024

Occupancy	60%	76%	79%
ADR	$299	$306	$306
RevPAR	$179	$232	$240

Hotel Revenues	$295.1	$380.5	$393.7
Hotel EBITDA	$58.4	$118.9	$110.8
Hotel EBITDA Margin	19.8%	31.2%	28.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of September 30, 2024, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2024 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club
Newport Harbor Island Resort			X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2024 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of September 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all quarters due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2 and Q4 due to its redevelopment.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.